Exhibit 10.56

Agreement No.: YHZL (09) 02ZL024-BZ001

Guarantee Agreement

among

AVIC I International Leasing Co., Ltd.

The Creditor

Henan Shuncheng Group Coal Coke Co., Ltd.

the Debtor

and

Wang Xinshun, Wu Fengyun, Wang Xinming. Liang Chun'e, Cheng Junsheng, Wu Lingling

the Guarantors

Date: November 3rd, 2009

In Shanghai, PRC

Guarantee Agreement

This Guarantee Agreement (the "Agreement") is entered into on November 3rd, 2009 in Shanghai by and between:

The Creditor (the Lessor): AVIC I International Leasing Co., Ltd.
Legal Representative: Zhang Yu'an
Legal Address: 23 Floor, 212 Jiangning Road, Jing'an District, Shanghai City.
Telephone: 021-52895388
Fax: 021-52895389
Postcode: 200041

The Debtor (the Lessee): Henan Shuncheng Group Coal Coke Co., Ltd.
Legal Representative: Wang Xinshun
Registered Address: South Industry Road, Tongye Town, Anyang County, Henan Province.
Legal Address: South Industry Road, Tongye Town, Anyang County, Henan Province.
Telephone and Fax: 0372-3206721
Postcode: 455000

The Guarantor: Wang Xinshun
ID No.: 410522196102260639
Address: No. 5, Entrance 4, Building 8, Yard 19, Friendship Road, Beiguan District, Anyang City, Henan Province.
Telephone: 0372-2586009
Postcode: 455000

The Guarantor: Wu Fengyun
ID No.: 410502196106152023
Address: No. 5, Entrance 4, Building 8, Yard 19, Friendship Road, Beiguan District, Anyang City, Henan Province.
Telephone: 0372-2586009
Postcode: 455000

The Guarantor: Wang Xinming

WHEREAS,

(1)
The Creditor (the Lessor) and the Debtor (the Lessee) entered into a Financial Leasing Agreement (the "Leasing Agreement") with the reference number of YHZL(09)02ZL024 on November 3rd, 2009, according to the leasing list attached under such Leasing Agreement (the Leasing Agreement and the leasing list are collectively referred as the "Lease"), the Creditor (the Lessor) agreed to provide the Debtor (the Lessee) with the financing leasing service in accordance with the Lease.

(2)	The Guarantors agree to provide, and the Creditor (the Lessor / the Trustor) agrees to accept the guarantee provided by the Guarantors under the terms and conditions hereunder:

With regard to the aforesaid guarantee, the parties reach the terms as follows:

1.	Mode of Guarantee

1.1	The Guarantors guarantee that the Debtor (the Lessee) will duly perform all of its obligations under the Lease, the mode of guarantee provided by the Guarantors is unlimited joint liability guarantee.
1.2
The Creditor (the Lessor) is entitled to request any Guarantor to perform all the guarantee liabilities, without any prior claim to the Debtor (the Lessee) by any means, including but not limited to notice, claim on site, or lodge or come into any legal procedure.

2.	Scope of Liability of the Guarantors

2.1	The scope of guarantee of the Guarantors is all the debts owed by the Debtor (the Lessee) to the Creditor (the Lessor) under the Lease, including but not limited to the following:
1)
All payable lease amounts (including but not limited to all the rent, guarantee money, lease management fee for each period, good price in name, insurance fee and all the proportion of payable amount increased at times according to the Lease) with the total amount of RMB Seventy-three Million One Hundred and Thirty-four Thousand Five Hundred and Ten Yuan and Fifty-seven Cent (￥73,134,510.57).

2)	Delay of performance penalty;
3)	Compensation for damages;
4)	Expenses of the Creditor (the Lessor) for ensuring or enforcing its rights and interests;
5)
The payment or other obligation of any nature that shall be assumed by the Debtor (the Lessee) to the Creditor (the Lessor) if the Lease is terminated in advance (except the repayment in advance as provided in the Lease), became invalid or cannot be executed for any reason.

2.2
With regard to the guarantee provided under this Agreement, the Guarantors has fully read and understood the Lease, the Lease Agreement (with the reference number of YHZL(09)02ZL024) and all the obligations and liabilities of the Debtor (the Lessee) under the Lease and the Lease Agreement (with the reference number of YHZL(09)02ZL024).

3.	Performance of Guarantee Liability

If the Debtor (the Lessee) fails to perform any debt according to the Lease, the Guarantors shall perform the debt with unlimited joint liability.  If such debt is not monetary debt and it cannot be performed by the Guarantors, the Guarantors shall compensate all the damages of the Lessor subject to such failure of performance.  If the Debtor (the Lessee) fails to pay the rents or other payable amounts to the Creditor (the Lessor) according to the schedule, amount and currency provided in the Lease, the Creditor (the Lessor) is entitled to directly request any Guarantor to pay off such amount  to the Creditor (the Lessor) immediately.  The Creditor (the Lessor) only needs to send out a performance notice to the Guarantors for the performance of the guarantee liabilities of the Guarantors under this Agreement.  Within (5) days after the receipt of such performance notice, the Guarantors shall fulfill the guarantee liabilities to the Creditor (the Lessor) based on such performance notice.  If the Guarantors delay to fulfill the guarantee liabilities, the Guarantors shall pay the delay of performance penalty to the Creditor (the Lessor).  The delay of performance penalty shall be calculated on the basis of the delayed amount and the delayed days between the agreed payment day and the actual payment day, with 0.1% of the delayed amount for each delayed day.

The other agreements regarding guarantee liabilities between guarantors of this agreement does not affect the above-mentioned rights of the creidtors.

4.	Representations and Warranties of the Guarantors

The Guarantors hereby represents and warrants that:
1)	The Guarantors Wang Xinshun, Wu Fengyun, Wang Xinming. Liang Chun'e, Cheng Junsheng, and Wu Lingling are PRC citizens with PRC nationality and full civil capacity for action.
2)	The Guarantors have the right to enter into and perform this Guarantee Agreement, this Agreement shall constitute the legal, valid and enforceable obligations of the Guarantors;
3)	The execution and performance of this Guarantee Agreement will not violate the articles of association of the Guarantors, laws, regulations and other binding agreements or documents to the Guarantors.
4)	If any defect of the qualification or the approval procedures for the guarantee causes any damage to the Creditors (the Lessor), such damage shall be fully compensated by the Guarantors.
5)	The Guarantors will not claim any right of recourse to the Debtor (the Lessee) for the performance of guarantee obligation before the Debtor (the Lessee) pays off all the debt.

5.	Term of Guarantee

The term of guarantee under this Agreement shall commence on the effective date of the Leasing Agreement until two years after the expiration date of the performance period of the debts under the Lease.

6.	Effectiveness of Guarantee

6.1	This guarantee is an unconditional and irrevocable guarantee, the effectiveness of the guarantee will not be affected by any of the following issues:
1)	The change of name, address, articles of associations, legal representative, business scope, nature of enterprise and other related changes of the parties in this Agreement;
2)	Any merger, spin-off, shut down, revocation, dissolution, or bankruptcy of the Debtor (the Lessee) and the Guarantors;
3)	Any changes of the Lease conducted by the Creditor (Lessor) and the Debtor (the Lessee).
4)	The Creditor (Lessor) obtains other guarantee from the Debtor (the Lessee) or other parties.

6.2
If the Lease or the transfer Agreement became invalid or be terminated which is caused by the fault of the Debtor (the Lessee), the Guarantors will assume the compensation liabilities for all the losses of the Creditor (the Lessor).

7.	Assignment

7.1	Without written consent of the Creditor (the Lessor), the Guarantors shall not assign this Agreement or any of their rights or obligations under this Agreement to any party.

7.2
The Creditor (the Lessor) may assign the Lease or its creditor's right under the Lease to any third party without any consent of the Guarantors.  The Guarantors shall assume the joint guarantee liability to the assignee according to the terms under this Agreement.

8.	Correspondence

8.1	Any notices or other communications shall be sent to the addresses of relevant parties as of the addresses first hereinabove set forth.

8.2	The Guarantors agree to promptly notice the Creditor (the Lessor) any of the following cases:
1)	Change of business scope of the Guarantors;

2)	Close down of the Guarantors;
3)	The property of the Guarantors are preserved or enforced, and such status is not relieved within 7 days;
4)	The Guarantors transfer all of their assets or all of its material assets;
5)	The equity interest or the controller of the Guarantors changes materially;
6)
The Guarantors is under any litigation, arbitration or administrative procedures instituted by other party, of which if the final decision is adverse, the capacity of the Guarantors to perform this Agreement will be materially affected.

9.	Governing Law

This Agreement shall be governed by and construed according to the laws of PRC.  Any dispute related to this Agreement shall be first settled by friendly negotiation between the parties.  If a settlement cannot be reached, it shall be submitted to the court of jurisdiction in the legal address of the Creditor (the Lessor) (Jingan District, Shanghai City).

10.	Miscellaneous

10.1	This Agreement is valid to the parties and the successors and assignees of the parties.

10.2
This Agreement shall come into effect when it is signed or stamped by the parties.  This Agreement shall be executed in ten original copies; all of which together constitute one of the same instrument.  Each original copy is equally valid.

10.3
This Agreement constitutes the full and entire agreement between the parties with regard to the subject matters hereof and thereof and supersede all previous oral and written agreements, Agreements, understandings and communications of the Parties in respect of the subject matter of this Agreement.

10.4	This Agreement may be amended only by written documents entered into by the parties.

10.5
The Guarantors agree to provide their audited annual final reports to the Creditor (the Lessor) within 10 days after the issuance of each audited annual final reports in each fiscal year according to the requirement of the Creditor (the Lessor).

10.6
If the Guarantors fail to perform any of the obligations under this Agreement of the Lease, the Creditor (the Lessor) may submit such information to any credit information institution or credit rating institution without any consent of the Guarantors or any notice to the Guarantors by any means.

10.7
This Agreement shall be conducted with enforceable notarization.  After enforceable notarization is conducted to this Agreement by the parties, if the Creditor / Guarantors fail to perform or fail to fully perform the obligations under this Agreement, the Creditor is entitled to apply the enforcement certificate with the notary public office and apply for enforcement with court of jurisdiction according to the notarial deed and the enforcement certificate; the Guarantors agree to accept such enforcement.  The expenses for the notarization will be assumed by the Debtor and paid to the Creditor on the date this Agreement is entered into.

(Signature Page)

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

The Creditor (the Lessor): AVIC I International Leasing Co., Ltd. (Stamp)
[Stamp of AVIC I International Leasing Co., Ltd. sealed here]
(Signature):  /s/ Zhao Changwei
Title:
Date:

The Debtor (the Lessee): Henan Shuncheng Group Coal Coke Co., Ltd. (Stamp)
[Stamp of Henan Shuncheng Group Coal Coke Co., Ltd.. sealed here]
(Signature):  /s/ Wang Xinshun
Title:
Date: November 3rd, 2009

The Guarantor: Wang Xinshun

(Signature):  /s/ Wang Xinshun
Date: November 3rd, 2009

The Guarantor: Wu Fengyun

(Signature):  /s/ Wang Feng
Date: November 3rd, 2009

The Guarantor: Wang Xinming

(Signature):  /s/ Wang Feng
Date: November 3rd, 2009

The Guarantor: Liang Chun'e

(Signature):  /s/ Wang Feng
Date: November 3rd, 2009

The Guarantor: Cheng Junsheng

(Signature):  /s/ Wang Feng
Date: November 3rd, 2009

The Guarantor: Wu Lingling

(Signature):  /s/ Wang Feng
Date: November 3rd, 2009